EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        To Thermo Voltek Corp.:

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 13, 1995 on the combined financial statements of Kalmus Engineering Incorporated and R. F. Power Labs, Incorporated included in Thermo Voltek Corp.'s Amendment No. 1 on Form 8-K/A and to all references to our firm included in this registration statement.



        ARTHUR ANDERSEN LLP

        Boston, Massachusetts
        December 21, 1995